EXHIBIT 99.2

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

On June 28, 2013, Vystar Corporation entered into an LLC Ownership Interest Purchase Agreement (the “Agreement”) with Dr. Michael Soo (“Seller”), the sole member of Kiron Clinical Sleep Lab, LLC, a North Carolina limited liability company (“Kiron”). Kiron is in the business of providing sleep disorder testing and clinical management to physician’s offices and hospitals. Vystar purchased all outstanding membership and ownership interests of Kiron and on the same date completed such purchase (the “Purchase”). Pursuant to the Agreement, the Company:

(a)  Delivered $90,000 cash to Seller;

(b)  Issued to Seller 727,434 shares of Vystar common stock, valued at $50,000 or $0.0688 per share; and

(c)  Agreed to pay two percent (2%) of the gross receipts received by Kiron for a period of five (5) years to Seller.

In addition, the Company agreed to pay an additional $60,000 (the “Adjustment Amount”), $10,000 in cash and $50,000 in shares of Vystar common stock, in the event the audited financial results of Kiron for the year-end 2011, 2012, and the first six (6) months of 2013 were within two percent (2%) variability of the Statement of Revenues and Expenses provided by the Seller at closing for the periods referenced above.  In the event the audited financial results were within three percent (3%) variability, fifty percent (50%) of the Adjustment Amount would be paid to the Seller.  As this calculation is subject to audit, management’s current estimate is subject to change. The current estimate of the fair value of the contingent consideration is $0.

The completed audit of Kiron’s 2011 and 2012 financial statements showed financial results that exceeded the three percent (3%) variability allowed under the Agreement and thus the $60,000 Adjustment Amount was forfeited.  At closing, the Company and Seller entered into an agreement (“Contract”) pursuant to which the Seller through his medical practice, Durham Neurology, PLLC, a wholly owned professional limited liability company would provide ongoing clinical and medical services to the Company and Kiron as Medical Director.  The Seller subsequently dissolved Durham Neurology, PLLC leaving Kiron without a Medical Director.  On March 10, 2014, Vystar and Kiron filed Civil Suit 74A-07997-1 IN THE SUPERIOR COURT OF GWINNETT COUNTY, STATE OF GEORGIA against Michael Soo, MD and Durham Neurology, PLLC for multiple breaches of the Agreement and Contract.  Potential settlement discussions are currently taking place but there is no evidence that they will be successful.  As such, the two percent (2%) of gross receipts for five (5) years that was included in the original consideration has also been forfeited.  The Purchase Consideration was therefore adjusted to $140,000 and all initial Goodwill associated with the purchase was written-off.

On December 24, 2013, Vystar entered into an Independent Contractor Agreement with Jamila Randolph Battle, MD, a North Carolina physician and sleep specialist, to assume the role of Medical Director for Kiron on January 1, 2014.  Dr. Battle received her undergraduate degree from Duke University and her medical degree from the University of North Carolina at Chapel Hill School of Medicine. She completed her family medicine residency at the University of Michigan, Ann Arbor. Upon completion of her training she returned to North Carolina where she practiced family medicine and served as a consulting associate at Duke Family Medicine. In 2010 she began formal training and education with The School of Sleep Medicine in Palo Alto, California and the Mayo Clinic in Rochester, MN.  In 2012, she became Board Certified in Sleep Medicine.

The following unaudited pro forma combined financial statements reflect the acquisition of 100% of the membership interest of Kiron Clinical Sleep Lab, LLC using the acquisition method of accounting. The acquisition has been accounted for in conformity with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification 805, Business Combinations (“ASC 805”). The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma combined financial statements and the combined companies’ future results of operations and financial position. The unaudited pro forma combined financial statements do not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition taken place on the date indicated or the results that may be obtained in the future.

The unaudited pro forma combined balance sheet as of June 30, 2013 is presented as if our acquisition of Kiron had occurred on June 30, 2013.

The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2012 and for the six months ended June 30, 2013 illustrate the effect of the Kiron acquisition as if it had occurred on January 1, 2012 and includes the historical Vystar Corporation and Kiron unaudited statements of operations for those periods.

The historical consolidated financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the companies. These unaudited pro forma condensed combined financial statements are prepared by management for informational purposes only in accordance with Article 8 of Securities and Exchange Commission Regulation S-X and are not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated operating results of Vystar Corporation. The unaudited pro forma combined financial statements do not reflect any operating efficiencies and/or cost savings that we may achieve, or any additional expenses or costs of integration that we may incur, with respect to the combined companies as such adjustments are not factually supportable at this point in time. The assumptions used to prepare the pro forma financial statements are contained in the notes to the unaudited pro forma combined financial statements, and such assumptions should be reviewed in their entirety.

The unaudited pro forma combined financial statements have been developed from, and should be read in conjunction with the historical audited consolidated financial statements for the year ended December 31, 2012 and notes thereto of Vystar Corporation contained in its Annual Report on Form 10-K which was filed on  June 30, 2013.

VYSTAR CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Combined Balance Sheets

June 30, 2013

	Historical Vystar Corporation	Historical Kiron, LLC	Pro forma Adjustments		Pro forma Combined
ASSETS
Current assets
Cash	$ 209,145	$ 20,476	$ (90,000)	(A)	$ 139,621
Accounts receivable, net of allowance	150,404	41,593	-		191,997
Inventory	3,449	-	-		3,449
Prepaid expenses	42,868	6,183	-		49,051
Other	10,748	-	-		10,748
Total current assets	416,614	68,252	(90,000)		394,866

Property and equipment, net	183,988	34,769	-		218,757

Other assets
Intangible assets, net	226,476		-		226,476
Deposits	4,421		-		4,421
Total assets	$ 831,499	$ 103,021	$ (90,000)		$ 844,520

Liabilities and stockholders' deficit
Current liabilities
Accounts payable	$ 697,598	$ 27,189	$ -		$ 724,787
Accrued compensation	165,370	41,565	-		206,935
Accrued expenses	178,592	298	65,794	(D)	244,684
Related party line of credit	1,499,875	-	-		1,499,875
Bank line of credit	49,738	-	-		49,738
A/R financing facility	8,502	-	-		8,502
Current portion of long term debt	57,286	-	-		57,286
Total current liabilities	2,656,961	69,052	65,794		2,791,807

Long term debt, net of current portion	735,432	-	-		735,432
Total liabilities	3,392,393	69,052	65,794		3,527,239

Stockholders' deficit
Preferred stock, $0.0001 par value, 15,000,000 shares authorized; 26,968 shares issued and outstanding on June 30, 2013	3				3
Common stock, $0.0001 par value, 50,000,000 shares authorized; 28,207,184 shares outstanding at June 30, 2013	2,821	-	73	(B)	2,894
Additional paid-in capital	19,307,205	-	49,927	(B)	19,357,132
Deferred compensation	(15,000)	-	-		(15,000)
Member's capital (deficit)		33,969	(33,969)	(C)	-
Accumulated deficit	(21,855,923)	-	(171,825)		(22,027,748)
Total stockholders' deficit	(2,560,894)	33,969	(155,794)		(2,682,719)
Total liabilities and stockholders' deficit	$ 831,499	$ 103,021	$ (90,000)		$ 844,520

The accompanying notes are an integral part of these financial statements.

VYSTAR CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations

For the Six Months Ended June 30, 2013

	Historical Vystar Corporation	Historical Kiron, LLC	Pro Forma Adjustments		Pro Forma Combined

Revenues, net	534,451	428,377	-		962,828

Cost of revenues	411,279	136,866	65,794	(D)	613,939
Gross profit	123,172	291,511	(65,794)		348,889

Operating expenses
Sales and marketing	135,331	-	-		135,331
General and administrative	1,108,431	234,736	-		1,343,167

Research and development	19,634	-	-		19,634
Total operating expenses	1,263,396	234,736	-		1,498,132

Profit/(Loss) from operations	(1,140,224)	56,775	(65,794)		(1,149,243)

Other income (expense)
Other income	2,440	-	-		2,440
Interest income	6,541	-	-		6,541

Interest expense	(319,133)	-	-		(319,133)

Net profit/(loss)	(1,450,376)	56,775	(65,794)		(1,459,395)

Basic and diluted loss per share	(0.06)		-		(0.06)

Basic and diluted weighted average number of common shares outstanding	24,822,740		727,434	(B)	25,550,174

The accompanying notes are an integral part of these financial statements.

VYSTAR CORPORATION AND SUBSIDIARIES

Unaudited Pro Forma Combined Statement of Operations

For the Year Ended December 31, 2012

	Historical Vystar Corporation	Historical Kiron, LLC	Pro Forma Adjustments		Pro Forma Combined

Revenues, net	540,168	885,358	-		1,425,526

Cost of revenues	440,100	263,642	134,088	(E)	837,830
Gross profit	100,068	621,716	(134,088)		587,696

Operating expenses
Sales and marketing	409,963	-	-		409,963
General and administrative	1,665,918	462,012	-		2,127,930
Research and development	36,969	-	-		36,969
Goodwill impairment	87,000	-	-		87,000
Total operating expenses	2,199,850	462,012	-		2,661,862

Profit/(Loss) from operations	(2,099,782)	159,704	(134,088)		(2,074,166)

Other income (expense)
Interest income	526	-	-		526
Other income	5,250	-	-		5,250
Interest expense	(650,298)	-	-		(650,298)

Net income/(loss)	(2,744,304)	159,704	(134,088)		(2,718,688)

Basic and Diluted Loss per Share	(0.13)				(0.13)

Basic and Diluted Weighted Average Number of Common shares outstanding	20,445,512		727,434	(B)	21,172,946

The accompanying notes are an integral part of these financial statements.

KIRON CLINICAL SLEEP LAB, LLC

Notes to Unaudited Pro Forma Combined Financial Statements

1.   Background and Basis of Pro Forma Presentation

On June 28, 2013, Vystar Corporation (“Vystar” or the “Company”) acquired the outstanding equity interests in Kiron, LLC, (“Kiron”), which provides sleep disorder testing and clinical management to physician’s offices and hospitals.

The unaudited pro forma combined financial information was prepared based on the historical financial statements of Vystar and Kiron.

Our acquisition has been accounted for in conformity with ASC 805 and uses the fair value concepts defined in Accounting Standards Codification 820, Fair Value Measurements and Disclosures (“ASC 820-10”). ASC 805 requires, among other things, that most assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires that fair value be measured based on the principles in ASC 820-10. ASC 820-10 clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. ASC 820-10 also requires that a fair value measurement reflect the assumptions market participants would use in pricing an asset or liability based on the best information available.

2.

Purchase Price Allocation

The acquisition was accounted for as a business combination as defined by FASB Topic 805 – Business Combinations.  As of the date of this filing, the purchase price allocation and valuation has not been finalized, and is subject to change.

Value of 727,434 shares issued at $0.0688 per share	50,000
Cash paid at closing	90,000
Total consideration	140,000

Assets purchased:
Tangible assets:
Debt-free working capital	(800)
Fixed assets and equipment	34,769
Subtotal	33,969

Goodwill	106,031
Write-off of Goodwill	(106,031)
Total assets purchased	33,969

Net assets acquired	33,969

3.

Pro Forma Financial Statement Adjustments

The following pro forma adjustments are included in the Company’s unaudited pro forma combined financial statements:

(A)

Cash paid at closing

(B)

To record the 727,434 shares of Vystar common stock, valued at $50,000 or $0.0688 per share, issued to Seller.

(C)

To eliminate Kiron member’s equity.

(D)

To record Medical Director Fee Expense of $64,600 and Medical Insurance Billing Software of $1,194 for the six month period ending June 30, 2013.

(E)

To record Medical Director Fee of $131,700 and Medical Insurance Billing Software of $2,388 for the twelve month period ending December 31, 2012.